Exhibit 10.14

Execution Version

PARI PASSU INTERCREDITOR AGREEMENT

dated as of April 9, 2025

among

PROCAPS S.A.,

as the Company,

PROCAPS GROUP, S.A.,

as Parent,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

GLAS AMERICAS LLC,
as Collateral Agent,

the Secured Parties from time to time hereto,

and

each WC Priority Debt Representative from time to time party hereto.

i

Exhibits

Exhibit A-1	Form of Substitute Priority Debt Designation
Exhibit A-2	Form of WC Priority Debt Designation
Exhibit B-1	Form of Intercreditor Agreement Joinder-Substitute Priority Debt
Exhibit B-2	Form of Intercreditor Agreement Joinder-WC Priority Debt
Exhibit B-3	Form of Intercreditor Agreement Joinder-Additional Grantors

ii

PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of April 9, 2025 among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the “Parent”), the other entities party hereto from time to time as grantors (together with the Company and Parent, each a “Grantor” and together, the “Grantors”), GLAS AMERICAS LLC, as collateral agent and as security trustee in accordance with any applicable laws for the Category IV Secured Parties (as defined below) (in such capacities and together with its successors in such capacities, the “Collateral Agent”), the Secured Parties from time to time party hereto, and each WC Priority Debt Representative from time to time party hereto for the WC Secured Parties of the Series with respect to which it is acting in such capacity.

W I T N E S S E T H:

WHEREAS, the Company and the Parent entered into that certain Amended and Restated Note Purchase and Guarantee Agreement, dated April 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between, inter alios, the Company, Parent, Prudential Insurance Company of America (“Prudential”), Fortitude Life Insurance & Annuity Company, f/k/a Prudential Annuities Life Assurance Corporation (“Fortitude”) and Cigna Health and Life Insurance Company, as noteholders (collectively, with Prudential and Fortitude, the “Noteholders”);

WHEREAS, the Company and the Parent entered into that certain Amended and Restated Credit Agreement, dated as of April 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Club Credit Agreement”), between, inter alios, Company, Parent, Bancolombia S.A. (“Bancolombia”) and Banco Davivienda S.A., as lenders (“Davivienda” and collectively, with Bancolombia and each other lender party to the Club Credit Agreement from time to time, the “Club Lenders”);

WHEREAS, the Company and the Parent entered into that certain Amended and Restated Credit Agreement, dated as of April 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “BTG Cayman Credit Agreement”), between, inter alios, Company, Parent and Banco BTG Pactual S.A. – Cayman Branch, as lender (in such capacity, “BTG Cayman”);

WHEREAS, the Company and the Parent entered into that certain Amended and Restated Credit Agreement, dated as of April 9, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “BTG Colombia Credit Agreement”), between, inter alios, Company, Parent and Banco BTG Pactual Colombia S.A., as lender (in such capacity, “BTG Colombia”); and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors, the Collateral Agent (for itself and on behalf of each of the Category IV Secured Parties), the Secured Parties hereunder and each WC Priority Debt Representative (for itself and on behalf of the WC Secured Parties of the applicable Series) hereby agree as follows:

ARTICLE I
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms will have the following meanings:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls or is Controlled by or is under common Control with such specified Person.

“Agreement” has the meaning set forth in the preamble.

“Bancolombia” has the meaning set forth in the recitals.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code, Colombia’s Bankruptcy Laws, the Spanish Insolvency Act, and any other federal, Republica, state, or other foreign law, including Colombian, Guatemala, Costa Rica, República Dominicana, Panamá, Brazil and/or El Salvador laws, for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, administration, receivership, liquidation, rearrangement, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company, the Parent or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“BTG Cayman” has the meaning set forth in the recitals.

“BTG Cayman Credit Agreement” has the meaning set forth in the recitals.

“BTG Cayman Loan Documents” means the “Documentos de la Financiación” as such term is defined in the BTG Cayman Credit Agreement.

“BTG Cayman Obligations” means all unpaid principal of and accrued and unpaid interest on any Debt under the BTG Cayman Loan Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the BTG Cayman Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any BTG Cayman Loan Document or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including the “Obligaciones Garantizadas” (or other similar term) under and as defined in the BTG Cayman Loan Documents.

“BTG Cayman Secured Parties” means, at any time, BTG Cayman and each other holder of BTG Cayman Obligations, including the “Acreedores Garantizados” (or other similar term) under and as defined in the BTG Cayman Loan Documents.

“BTG Cayman Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by any of the Grantors creating (or purporting to create) a Lien in favor of the BTG Cayman Secured Parties, including the “Documentos de Garantía” (or other similar term) under and as defined in the BTG Cayman Loan Documents, to secure the BTG Cayman Obligations.

“BTG Colombia” has the meaning set forth in the recitals.

“BTG Colombia Credit Agreement” has the meaning set forth in the recitals.

“BTG Colombia Loan Documents” means the “Documentos de la Financiación” as such term is defined in the BTG Colombia Credit Agreement.

“BTG Colombia Obligations” means all unpaid principal of and accrued and unpaid interest on any Debt under the BTG Colombia Loan Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the BTG Colombia Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any BTG Colombia Loan Document or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including the “Obligaciones Garantizadas” (or other similar term) under and as defined in the BTG Colombia Loan Documents.

“BTG Colombia Secured Parties” means, at any time, BTG Colombia and each other holder of BTG Colombia Obligations, including the “Acreedores Garantizados” (or other similar term) under and as defined in the BTG Colombia Loan Documents.

“BTG Colombia Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by any of the Grantors creating (or purporting to create) a Lien in favor of the BTG Colombia Secured Parties, including the “Documentos de Garantía” (or other similar term) under and as defined in the BTG Colombia Loan Documents, to secure the BTG Colombia Obligations.

“Category IV Collateral” means, at any time, (a) Collateral including “Collateral” (or other similar term) under and as defined in the Notes Security Documents, (b) “Collateral” (or other similar term) under and as defined in the Club Security Documents, (c) “Collateral” (or other similar term) under and as defined in the BTG Cayman Security Documents, and (d) “Collateral” (or other similar term) under and as defined in the BTG Colombia Security Documents.

“Category IV Priority Debt Documents” means the Notes Documents, the Club Loan Documents, the BTG Colombia Loan Documents, and the BTG Cayman Loan Documents.

“Category IV Priority Obligations” means the Notes Obligations, the Club Obligations, the BTG Cayman Obligations and the BTG Colombia Obligations.

“Category IV Required Secured Parties” means the lenders and noteholders that have or hold more than 50% of the sum of (i) the aggregate amount of the outstanding “Notes” (as defined in the Note Purchase Agreement), (ii) the aggregate amount of outstanding loans under the Club Credit Agreement, (iii) the aggregate amount of outstanding loans under the BTG Cayman Credit Agreement, (iv) the aggregate amount of outstanding loans under the BTG Colombia Credit Agreement; provided that (x) until the payment in full of cash of the Category IV Priority Obligations and Discharge of the Category IV Priority Obligations of the Noteholders, “Category IV Required Secured Parties” shall include (A) for so long as all the Initial Lenders are Secured Parties, at least one of the Initial Lenders, and (B) the Noteholders, and (y) any such Priority Obligations held by an Affiliate of the Company shall not be taken into account for purposes of this definition.

“Category IV Secured Parties” means the Notes Secured Parties, the Club Secured Parties, the BTG Cayman Secured Parties, and the BTG Colombia Secured Parties.

“Category IV Security Documents” means the Notes Security Documents, the Club Security Documents, the BTG Cayman Security Documents, and the BTG Colombia Security Documents.

“Club Credit Agreement” has the meaning set forth in the recitals.

“Club Lenders” has the meaning set forth in the recitals.

“Club Loan Documents” means the “Loan Documents” as such term is defined in the Club Credit Agreement.

“Club Obligations” means all unpaid principal of and accrued and unpaid interest on any Debt under the Club Loan Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the Club Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Club Loan Document or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including the “Obligations” (or other similar term) under and as defined in the Club Loan Documents.

“Club Secured Parties” means, at any time, the Club Lenders and each other holder of Club Obligations, including the “Secured Parties” (or other similar term) under and as defined in the Club Loan Documents.

“Club Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by any of the Grantors creating (or purporting to create) a Lien in favor of the Club Secured Parties, including the “Security Documents” (or other similar term) under and as defined in the Club Loan Documents, to secure the Club Obligations.

“Collateral” means all properties and assets of the Grantors now owned or hereafter acquired in which Liens have been granted in favor of any Priority Debt Representative on behalf of the applicable Secured Parties to secure any or all of the Priority Obligations, and shall exclude any properties and assets in which any Priority Debt Representative is required to release its Liens pursuant to Section 4.1 (from and after the time such release is required).

“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Agent Fee Letter” means that certain Indicative Fee Proposal for Agency Services,

dated as of February 25, 2025, between, Company and Collateral Agent, as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Colombia’s Bankruptcy Laws” means collectively, the Law 1116 of 2006 of Colombia, Law 1676 of Colombia, the rules of bankruptcy included in Decree 1074 of 2015 of Colombia, Law Decree 560 of 2020, Law Decree 772 of 2020, Decree 2555 2010 of Colombia and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, takeover (toma de posesión) or similar debtor relief law of Colombia.

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, as applicable, (a) from the date hereof and until the earlier of (i) repayment in full and in cash of the Category IV Priority Obligations and the Discharge of Priority Obligations (other than the WC Priority Obligations) and (ii) the occurrence and continuance of a Non-Controlling Collateral Agent Enforcement Event, the Collateral Agent, and (b) from and after the earlier of (i) repayment in full and in cash of the Category IV Priority Obligations and the Discharge of Priority Obligations (other than the WC Priority Obligations) and (ii) the occurrence and continuance of a the Non-Controlling Collateral Agent Enforcement Event, the Major Non-Controlling Collateral Agent; provided that if a Non-Controlling Collateral Agent Enforcement Event ceases to occur for any reason, the Major Non-Controlling Collateral Agent shall promptly notify in writing the Collateral Agent and each other Priority Debt Representative, and the Collateral Agent shall only reassume the role of Controlling Collateral Agent following receipt of such written notice.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Secured Parties whose Priority Debt Representative is the Controlling Collateral Agent for such Shared Collateral.

“Davivienda” has the meaning set forth in the recitals.

“Debt” means, with respect to any specified Person, without duplication, all of the following, whether or not Debt or liabilities in accordance with United States of America generally accepted accounting principles applied on a consistent basis:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; and

(b) the amount available to be drawn under all letters of credit (including standby and commercial) (other than letter of credit obligations relating to indebtedness, including in Debt pursuant to clause (a) of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder.

“Debt Facility” means one or more indentures, loan agreements or other similar governing agreements in respect of Debt, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time including any Refinancing thereof permitted under Section 4.2 hereof.

“DIP Financing” has the meaning assigned to such term in Section 2.4(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.4(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.4(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Priority Obligations, the date on which such Series of Priority Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Priority Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable Priority Obligations with respect to such Shared Collateral; provided that a Discharge of Priority Obligations shall not be deemed to have occurred in connection with a Refinancing of such Priority Obligations with additional Priority Obligations secured by such Shared Collateral under a Priority Debt Document which has been designated in writing as a “Priority Obligation” pursuant to a WC Priority Debt Designation or Substitute Priority Debt Designation, as applicable.

“Fortitude” has the meaning set forth in the recitals.

“Grantors” means (a) the Company, Parent and each of its Subsidiaries that executes this Agreement as of the date hereof as a “Grantor” and (b) from and after the date hereof, each other Subsidiary that becomes a party to this Agreement pursuant to Section 5.14, in each case, unless and until released as a party hereto pursuant to the terms hereof.

“Impairment” has the meaning set forth in Section 1.3.

“Initial Lenders” means each of Bancolombia, Davivienda, BTG Cayman and BTG Colombia, together with each of their Affiliates.

“Insolvency or Liquidation Proceeding” means:

(a) any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means (a) with respect to the provisions of this Agreement relating to the Collateral Agent under any Substitute Credit Documents, a joinder substantially in the form of Exhibit B-1 hereto, (b) with respect to the provisions of this Agreement relating to any WC Priority Debt Representative for any Series of WC Priority Obligations, a joinder substantially in the form of Exhibit B-2 hereto and (c) with respect to the provisions of this Agreement relating to the addition of additional Grantors, a joinder substantially in the form of Exhibit B-3 hereto.

“Intervening Creditor” has the meaning set forth in Section 2.1(a).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral constituting WC Priority Collateral, the WC Priority Debt Representative of the Series of WC Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of WC Priority Obligations with respect to such Shared Collateral.

“Modification” has the meaning set forth in Section 4.2(e)(i).

“Mortgage” has the meaning set forth in Section 4.2(e)(i).

“Mortgaged Property” has the meaning set forth in Section 4.2(e)(i).

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Priority Debt Representative that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Event” means, with respect to any Non-Controlling Collateral Agent, the date which is sixty (60) days (throughout which sixty (60) day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both(a) a Priority Debt Default under the WC Priority Debt Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Priority Debt Default is continuing and (b) the Controlling Collateral Agent’s and each other Priority Debt Representative’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (i) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that a Priority Debt Default under the WC Priority Debt Documents under which such Non-Controlling Collateral Agent is the Priority Debt Representative has occurred and is continuing and (ii) the WC Priority Debt Documents of the Series with respect to which such Non-Controlling Collateral Agent is the Priority Debt Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable WC Priority Debt Documents; provided that the Non-Controlling Collateral Agent Enforcement Event shall be stayed and shall not occur or shall otherwise cease to occur, with respect to any Shared Collateral, (x) at any time the Controlling Collateral Agent, prior to the occurrence of the Non-Controlling Collateral Agent Enforcement Event, has commenced and is diligently pursuing any enforcement action over such Shared Collateral, (y) at any time, the Grantor, which has granted a security interest in such Shared Collateral, is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, or (z) at any time, the applicable Priority Debt Default under clause (a) herein is cured, waived or otherwise ceases to be continuing.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Note Purchase Agreement” has the meaning set forth in the recitals.

“Noteholders” has the meaning set forth in the recitals.

“Notes Documents” means the “Finance Documents” as such term is defined in the Note Purchase Agreement.

“Notes Obligations” means all unpaid principal of and accrued and unpaid interest on any Debt under the Notes Documents, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the Notes Secured Parties or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any Notes Document or in respect of any of the notes issued or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof, including the “Obligations” (or other similar term) under and as defined in the Notes Documents.

“Notes Secured Parties” means, at any time, the Noteholders, each other holder of “Notes” (as defined in the Note Purchase Agreement), and each other holder of Notes Obligations, including the “Secured Parties” (or other similar term) under and as defined in the Notes Documents.

“Notes Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by any of the Grantors creating (or purporting to create) a Lien in favor of the Notes Secured Parties, including the “Security Documents,” or “Collateral Documents” (or other similar term) under and as defined in the Notes Documents, to secure the Notes Obligations.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by an authorized officer of the Company (any certifications or representations therein in such authorized officer’s capacity and not in his or her individual capacity), including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a statement that, in the opinion of such Person (in such Person’s capacity as an officer and not in his or her individual capacity), he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(c) a statement as to whether or not, in the opinion of such Person (in such Person’s capacity as an officer and not in his or her individual capacity), such condition or covenant has been satisfied.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Possessory Collateral” means any Shared Collateral in the possession or control of any Priority Debt Representative (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the UCC, including, for the avoidance of doubt, any Shared Collateral constituting deposit accounts, securities accounts and amounts on deposit therein.

“Priority Debt Default” means (a) the occurrence and continuance of any “Event of Default” or similar term under and as defined in any Priority Debt Document, or (b) any other event or condition that, under the terms of any Priority Debt Document causes, or permits holders of such Priority Obligations to cause, such Priority Obligations to become immediately due and payable, in each case, after all applicable notices have been given and all applicable grace periods have expired under such Priority Debt Documents.

“Priority Debt Documents” means the Category IV Priority Debt Documents, and any WC Priority Debt Documents.

“Priority Debt Representative” means the Collateral Agent, and any WC Priority Debt Representative.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to any Secured Party or any Priority Debt Representative, at any time, upon any property of any Grantor to secure the applicable Priority Obligations.

“Priority Obligations” means the Category IV Priority Obligations, and each Series of WC Priority Obligations.

“Proceeds” has the meaning set forth in Section 2.1(a).

“Proposed Purchase Date” has the meaning set forth in Section 4.3(a).

“Prudential” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 4.3(b).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Secured Parties” means at any time (a) the Collateral Agent is the Controlling Collateral Agent, the Category IV Required Secured Parties, and (b) the Collateral Agent is not the Controlling Collateral Agent, the lenders and noteholders that have or hold more than 50% of the sum of the aggregate amount of outstanding loans under all WC Priority Debt Documents; provided that any such loans held by an Affiliate of the Company shall not be taken into account for purposes of this definition.

“Secured Parties” means the Category IV Secured Parties, and any WC Secured Parties.

“Security Documents” means the Category IV Security Documents, and any WC Priority Debt Security Documents.

“Series” means (a) with respect to the Secured Parties, each of the Notes Secured Parties, the Club Secured Parties, the BTG Cayman Secured Parties, the BTG Colombia Secured Parties, and any WC Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Priority Debt Representative (in its capacity as such for such WC Secured Parties) and (b) with respect to any Priority Obligations, each of the Notes Obligations, the Club Obligations, the BTG Cayman Obligations, the BTG Colombia Obligations, and the WC Priority Obligations incurred pursuant to any WC Priority Debt or any related WC Priority Debt Documents, which pursuant to any Intercreditor Agreement Joinder, the holders thereof are to be represented hereunder by a common Priority Debt Representative (in its capacity as such for such holders of such WC Priority Obligations).

“Shared Collateral” means, at any time, the Category IV Collateral and the WC Priority Collateral.

“Spanish Insolvency Act” means the consolidated text of the Insolvency Act approved by the Royal Legislative Decree 1/2020, of 5 May, (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended or substituted from time to time and, in particular, as amended by virtue of Law 16/2022, of 5 September, amending the consolidated text of the Insolvency Act (Ley 16/2022, de 5 de septiembre, de reforma del texto refundido de la Ley Concursal).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Substitute Credit Document” means any agreement evidencing any Debt Facility with respect to which the requirements of Section 4.2(a) have been satisfied and that Refinances a Priority Debt Document or any other Substitute Credit Document.

“Substitute Priority Debt Designation” means a written designation in substantially the form of Exhibit A-1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code or any other similar law as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code or such other similar law as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to the creation or perfection of security interests and priority or remedies with respect thereto.

“WC Priority Collateral” means the “Collateral” (or other similar term) under and as defined in any WC Priority Debt Security Documents; provided, that the “WC Priority Collateral” shall be limited solely to Collateral constituting inventory, factoring of book debts or accounts receivables of the Grantors.

“WC Priority Debt” means any Working Capital Credit Facility (as such term is defined in the Note Purchase Agreement) or Línea de Crédito para Capital de Trabajo (as defined in each of the Club Credit Agreement, the BTG Cayman Credit Agreement and the BTG Colombia Credit Agreement) that satisfies the requirements of Section 4.2(b) and that is incurred by the Company after the date hereof; provided that for purposes of this Agreement, no Debt that is owed to an Affiliate of any Grantor shall constitute WC Priority Debt; provided, that the aggregate principal amount of all WC Priority Debt shall not exceed $30 million.

“WC Priority Debt Designation” means written designation in substantially the form of Exhibit A-3.

“WC Priority Debt Documents” means, with respect to any Series of WC Priority Obligations, the notes, credit agreements, loan agreements, note purchase agreements, indentures, WC Priority Debt Security Documents and other operative agreements evidencing or governing such Series of WC Priority Obligations and liens securing such Series of WC Priority Obligations, and each other agreement entered into for the purpose of securing such Series of WC Priority Obligations.

“WC Priority Debt Representative” means the collateral agent, the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any WC Priority Debt Documents for any Series of WC Priority Obligations, in each case, together with its successors in such capacity.

“WC Priority Debt Security Documents” means, with respect to any Series of WC Priority Obligations, any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or agreements which grant or transfer a Lien or security interest, now existing or entered into after the date hereof, executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien in favor of the applicable WC Priority Debt Representative on behalf of the applicable WC Secured Parties to secure such Series of WC Priority Obligations.

“WC Priority Obligations” means, with respect to any WC Priority Debt, all principal and interest payable on such WC Priority Debt, all fees and expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any Grantor to any of the WC Secured Parties payable under such WC Priority Debt or any indemnified party, individually or collectively, existing on the date hereof or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under any WC Priority Debt Document for such WC Priority Debt or in respect of any of the loans made or reimbursement or other obligations incurred or any of the letters of credit or other instruments at any time evidencing any thereof.

“WC Priority Obligations Cap Amount” means as of any date the lesser of (a) all outstanding WC Priority Obligations as of such date and (b) the aggregate amount of Proceeds of WC Priority Collateral.

“WC Secured Parties” means, at any time with respect to any Series of WC Priority Obligations, each holder of such Series of WC Priority Obligations at such time.

Section 1.2 Other Definition Provisions.

(a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references, are to this Agreement unless otherwise specified. References to any Exhibit shall mean such Exhibit as amended or supplemented from time to time in accordance with this Agreement.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)  The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d)  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e)  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f)  All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g)  Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Priority Debt Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement as amended or modified from time to time if such amendment or modification has been made in accordance with the Priority Debt Documents. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn). References to English language terms used in the Priority Debt Documents shall include the Spanish language equivalents or translations used in such Priority Debt Documents, as applicable.

(h)  This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

Section 1.3 Impairments. It is the intention of the Secured Parties of each Series that the holders of Priority Obligations of such Series bear the risk of (a) any determination by a court of competent jurisdiction that (i) any of the Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Priority Obligations), (ii) any of the Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Priority Obligations and/or (iii) any intervening security interest exists securing any other obligations (other than another Series of Priority Obligations) on a basis ranking prior to the security interest of such Series of Priority Obligations but junior to the security interest of any other Series of Priority Obligations or (b) the existence of any Collateral for any other Series of Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (a) or (b) with respect to any Series of Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property which applies to all Priority Obligations shall not be deemed to be an Impairment of any Series of Priority Obligations. In the event of any Impairment with respect to any Series of Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Priority Obligations, and the rights of the holders of such Series of Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of Priority Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Priority Obligations subject to such Impairment. Additionally, in the event the Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Priority Obligations or the Priority Debt Documents governing such Priority Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II
PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED collateral

Section 2.1 Priority of Claims.

(a) Subject to Section 1.3, if a Priority Debt Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights in respect of its applicable Shared Collateral, or any distribution is made in respect of its applicable Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or any other Grantor (including any adequate protection payments) or any Secured Party receives any payment (other than pursuant to this Agreement) with respect to its applicable Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Priority Debt Representative or any Secured Party and proceeds of any such distribution (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied:

FIRST, the Proceeds from any WC Priority Collateral, to the payment of all amounts due and payable to each WC Priority Debt Representative (in its capacity as such) or any co-trustee or agent of such WC Priority Debt Representative in connection with performing its obligations under any WC Priority Debt Document or this Agreement (including, but not limited to, indemnification obligations arising under this Agreement or any WC Priority Debt Security Document that are then due and payable);

SECOND, the Proceeds from any WC Priority Collateral, to the respective WC Secured Parties, on a pro rata basis, for each Series of WC Priority Obligations that are secured by WC Priority Collateral for application to the payment of all such outstanding WC Priority Obligations (for application to WC Priority Obligations of a given Series in such order as may be provided in the WC Priority Debt Documents applicable to such Series of WC Priority Obligations) in an aggregate amount, for all such Series of WC Priority Obligations, not to exceed the WC Priority Obligations Cap Amount;

THIRD, the Proceeds from any Shared Collateral (including any WC Priority Collateral) to the payment of all amounts due and payable to each Priority Debt Representative (in its capacity as such) (other than any WC Priority Debt Representative) or any co-trustee or agent of such Priority Debt Representative (other than any WC Priority Debt Representative) in connection with performing its obligations under any Priority Debt Document or this Agreement (including, but not limited to, indemnification obligations arising under this Agreement or any Security Document that are then due and payable);

FOURTH, the Proceeds from any Shared Collateral (including any WC Priority Collateral) to the respective Category IV Secured Parties, on a pro rata basis, for each Series of Priority Obligations (other than WC Priority Obligations) that are secured by such Shared Collateral for application to the payment of all such outstanding Priority Obligations (other than WC Priority Obligations) (for application to Priority Obligations (other than WC Priority Obligations) of a given Series in such order as may be provided in the Priority Debt Documents applicable to such Series of Priority Obligations) in an amount sufficient to cause the repayment in full in cash of the Priority Obligations (including, for the avoidance of doubt, all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and indemnification obligations arising in relation with such Priority Obligations); and

FIFTH, any surplus remaining after the repayment in full and in cash of the Priority Obligations and the Discharge of Priority Obligations will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or otherwise, to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of Priority Obligations, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Priority Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Priority Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.1(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Priority Obligations to which it is then entitled in accordance with this Section 2.1(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.1(a).

(b) It is acknowledged that the Priority Obligations of any Series may, subject to the limitations set forth in the then extant Priority Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC of any jurisdiction, or any other applicable law or the Priority Debt Documents or any defect or deficiencies in the Liens securing the Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.3), each Secured Party hereby agrees that (i) the Liens securing each Series of Priority Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and Proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(d) For the avoidance of doubt and notwithstanding anything contained in Section 2.1(a),

(i)	the payment of any Proceeds pursuant to Section 2.1(a) or otherwise in this Agreement to WC Priority Debt Representative or WC Secured Party shall be limited to solely to Proceeds from the exercises or any rights or remedies permitted by the terms of this Agreement with respect to WC Priority Collateral; and

(ii)	in no event shall any WC Priority Debt Representative or WC Secured Party be entitled to (x) the benefits of any Lien on any Shared Collateral other than WC Priority Collateral, (y) the payment of any Proceeds from any Shared Collateral other than WC Priority Collateral pursuant to Section 2.1(a) or otherwise in this Agreement or (z) any such Proceeds in excess of the WC Priority Obligations Cap Amount.

Section 2.2 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Controlling Collateral Agent (at the written direction of the Required Secured Parties) shall act or refrain from acting with respect to its applicable Shared Collateral (including with respect to any other intercreditor agreement with respect to such Shared Collateral) and (ii) no Non-Controlling Collateral Agent, other Non-Controlling Secured Party, or Priority Debt Representative (other than the Controlling Collateral Agent) or Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent (at the written direction of the Required Secured Parties) shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral; provided that, notwithstanding the foregoing, (A) in any Insolvency or Liquidation Proceeding, any Priority Debt Representative or any other Secured Party may file a proof of claim or statement of interest with respect to the Priority Obligations owed to such Secured Parties; (B) any Priority Debt Representative or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of such Secured Parties, provided that no such action is, or could reasonably be expected to be, (x) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (y) otherwise inconsistent with the terms of this Agreement; and (C) any Priority Debt Representative or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent (at the written direction of the Required Secured Parties) may deal with its applicable Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Collateral Agent, other Non-Controlling Secured Party, or Priority Debt Representative (other than the Controlling Collateral Agent) or other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent (at the written direction of the Required Secured Parties) or the Required Secured Parties or any other exercise by the Controlling Collateral Agent (at the written direction of the Required Secured Parties) or the Required Secured Parties of any rights and remedies relating to its applicable Shared Collateral. Nothing in this Agreement shall be construed to limit the rights and priorities of any Secured Party or Priority Debt Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each Priority Debt Representative and the Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Priority Debt Representative or any other Secured Party to enforce this Agreement.

Section 2.3 No Interference; Payment Over; Setoff.

(a) Each Priority Debt Representative and each Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Priority Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of its applicable Shared Collateral by the Controlling Collateral Agent (at the written direction of the Required Secured Parties), (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Priority Debt Representative or any other Secured Party to enforce this Agreement.

(b) Each Priority Debt Representative (other than the Controlling Collateral Agent) and each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds in respect of any such Shared Collateral, pursuant to any Security Document or any other Priority Debt Document, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the repayment in full and in cash of the Priority Obligations and the Discharge of Priority Obligations with respect to such Shared Collateral, then it shall hold such Shared Collateral or Proceeds in trust for the other Secured Parties that have a security interest in such Shared Collateral and within ten (10) days of receipt transfer such Shared Collateral or Proceeds, as the case may be, to the Controlling Collateral Agent or Non-Controlling Collateral Agent, as applicable, to be distributed in accordance with the provisions of Section 2.1 hereof. For the avoidance of doubt, upon making such transfer to the Controlling Collateral Agent or Non-Controlling Collateral Agent, as applicable, such Priority Debt Representative or Secured Party will be treated as not having obtained such Shared Collateral or Proceeds for purposes of determining the amount of Priority Obligations and any other obligations owing to it.

(c) Each Priority Debt Representative and each Secured Party hereby agrees that, to the extent any such Priority Debt Representative or Secured Party exercises, after obtaining the prior written consent of the Controlling Collateral Agent (at the direction of the Required Secured Parties), its rights of set-off pursuant to any Priority Debt Document, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any the terms of any document, agreement or instrument governing any general or special, time or demand, provisional or final, in whatever currency, deposit account) against any Shared Collateral, then the amount of such set-off shall be held in trust for the other Priority Debt Representatives and Secured Parties, and within ten (10) days of such set-off transfer the amount of such set-off to the Controlling Collateral Agent or Non-Controlling Collateral Agent, as applicable, to be distributed in accordance with the provisions of Section 2.1 hereof.

Section 2.4 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against any Grantor or any of their Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code and similar provisions of other Bankruptcy Laws. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) If the Company and/or any other Grantor shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, then each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (at the written direction of the Required Secured Parties) or the Required Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case, so long as (A) each of the Secured Parties has been provided the opportunity to participate in the DIP Financing on a pro rata basis, (B) the applicable Priority Debt Representative on behalf of the applicable Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including Proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (C) the applicable Priority Debt Representative on behalf of the applicable Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the applicable Priority Debt Representative (other than any Liens of the Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (D) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Priority Obligations, such amount is applied pursuant to Section 2.1 of this Agreement, and (E) if any Secured Parties are granted adequate protection with respect to Priority Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the Proceeds of such adequate protection are applied pursuant to Section 2.1 of this Agreement.

(c) Each Priority Debt Representative (other than the Controlling Collateral Agent), on behalf of the applicable Secured Parties, and each Secured Party, will not oppose or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code and any similar Bankruptcy Law, to a disposition of Shared Collateral free and clear of its Liens or other interests under section 363 of the Bankruptcy Code and any similar Bankruptcy Law, if the Controlling Collateral Agent (at the written direction of the Required Secured Parties) consents in writing to such disposition, provided that either (i) pursuant to court order, the Liens of Secured Parties attach to the net Proceeds of such disposition with the same priority and validity as the Liens held by Secured Parties on such Shared Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the Proceeds of such disposition of Shared Collateral are distributed in accordance with the UCC and applicable law.

Section 2.5 Reinstatement. In the event that any of the Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Priority Obligations shall again have been paid in full in cash.

Section 2.6 Insurance. As between the Secured Parties, the Controlling Collateral Agent (at the written direction of the Required Secured Parties) shall have the right to adjust or settle any insurance policy or claim covering or constituting its applicable Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting its applicable Shared Collateral.

Section 2.7 Controlling Collateral Agent as Gratuitous Bailee for Perfection.

(a) Each of the Controlling Collateral Agent and the Non-Controlling Collateral Agent acknowledges and agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each applicable Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.7; provided that at any time after the Discharge of Priority Obligations of all Series for which the Collateral Agent is acting, the Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the successor Controlling Collateral Agent (after giving effect to the Discharge of Priority Obligations of such Series) together with any necessary endorsements reasonably requested by the successor Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the successor Controlling Collateral Agent to allow the successor Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to the Controlling Collateral Agent or the Non-Controlling Collateral Agent, as applicable, each other Priority Debt Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each applicable Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.7.

(b) The duties or responsibilities of the Controlling Collateral Agent, Non-Controlling Collateral Agent and each other Priority Debt Representative under this Section 2.7 shall be limited solely to holding its applicable Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each applicable Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III
THE CONTROLLING COLLATERAL AGENT

Section 3.1 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Collateral Agent to any Non-Controlling Collateral Agent or give any Non-Controlling Secured Party or Controlling Secured Party (other than the Required Secured Parties) the right to direct the Controlling Collateral Agent, except that the Controlling Collateral Agent shall be obligated to distribute any Proceeds of its applicable Shared Collateral in accordance with Section 2.1 hereof.

(b) In furtherance of the foregoing, each Secured Party acknowledges and agrees that the Controlling Collateral Agent (at the written direction of the Required Secured Parties) shall be entitled, for the benefit of the applicable Secured Parties, in accordance with Section 2.1, to sell, transfer or otherwise dispose of or deal with its applicable Shared Collateral as provided herein and in the Priority Debt Documents, as applicable, without regard to any rights to which the Secured Parties, each Non-Controlling Collateral Agent or any other party hereto would otherwise be entitled as a result of the Priority Obligations held by such other party. Without limiting the foregoing, each Secured Party and Non-Controlling Collateral Agent agrees that none of the Controlling Collateral Agent or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type or portion of Shared Collateral or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral in any manner that would maximize the return to the Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent, or the Priority Debt Representative for any other Series of Priority Obligations or any other Secured Parties of any other Series arising out of (i) any actions which the Controlling Collateral Agent or any such Secured Parties represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Priority Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement, the Priority Debt Documents or any other agreement related thereto or in connection with the collection of the Priority Obligations or the valuation, use, protection or release of any security for the Priority Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of the Controlling Collateral Agent or any Secured Party to enforce this Agreement; (ii) any election by any Priority Debt Representative or any holders of Priority Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law; or (iii) subject to Section 2.4, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by any Grantor or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Priority Debt Representative representing holders of Priority Obligations for whom such Collateral constitutes Shared Collateral.

Section 3.2 Power-of-Attorney. Each Non-Controlling Collateral Agent, for itself and on behalf of each other Secured Party of the Series for whom it is acting, hereby irrevocably appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Collateral Agent or Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Priority Debt Document with respect to Shared Collateral and the execution of releases in connection therewith.

Section 3.3 Determinations with Respect to Amounts of Liens and Obligations. Whenever the either the Controlling Collateral Agent or any Non-Controlling Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Obligations of any Series, or the Shared Collateral subject to any Lien securing the Priority Obligations of any Series, it may request that such information be furnished to it in writing by each Secured Party, as applicable, and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Secured Party shall fail or refuse reasonably promptly to provide the requested information, the Controlling Collateral Agent and the Non-Controlling Collateral Agents shall be entitled (but not obliged) to make any such determination by such method as it may, in the exercise of its respective good faith judgment, determine, including by reliance upon a certificate of the Company. The Controlling Collateral Agent and each Non-Controlling Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination. The Controlling Collateral Agent and the Non-Controlling Collateral Agents will permit each other Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the Secured Party requesting such copies, any and all Security Documents, Priority Debt Documents and other documents, notices, certificates, instructions or communications received or delivered by the Controlling Collateral Agent or the and the Non-Controlling Collateral Agents, as applicable.

ARTICLE IV

RELEASE OF LIENS; WC PRIORITY OBLIGATIONS; PURCHASE RIGHT

Section 4.1 Release of Liens.

(a) If, at any time, a Priority Debt Default exists and the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any part of its applicable Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Priority Debt Representative for the benefit of each Series of Secured Parties upon such Shared Collateral will, subject to applicable law, automatically be released and discharged; provided that with respect to any Liens that cannot be released automatically pursuant to applicable law, the Controlling Collateral Agent shall promptly (and in no event within fifteen (15) days following such sale or disposition) make such filings and take such steps pursuant to applicable law as are necessary to effectuate such release; provided, further, any Proceeds of its applicable Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof.

(b) Each of the Secured Parties irrevocably authorizes the applicable Priority Debt Representative, to release any Lien on any property granted to or held by such Priority Debt Representative under any Security Document in accordance with Section 4.1(a) or upon receipt of an Officer’s Certificate from the Secured Parties certifying that the release of such Lien is permitted hereby and by the terms of each then extant Priority Debt Document. Each Priority Debt Representative, for itself and on behalf of the applicable Secured Parties agrees that, in the event any Priority Debt Representative releases its Lien on any Collateral in accordance with this Section 4.1(b), the Lien on such Collateral in favor of each other Priority Debt Representative shall terminate and be released automatically and without further action.

(c) Each Priority Debt Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Collateral provided for in this Section 4.1.

Section 4.2 Substitute Priority Debt; WC Priority Debt.

(a) The Priority Obligations may be Refinanced by any Debt Facility without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Priority Debt Document) of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, in each case, in accordance with the terms of each Priority Debt Document. The Company may only effect such Refinancing by delivering to each Priority Debt Representative a Substitute Priority Debt Designation. On or prior to the incurrence of such Substitute Credit Document, as applicable, the applicable Priority Debt Representative for such Substitute Credit Document shall deliver an Intercreditor Agreement Joinder to each then existing Priority Debt Representative. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness or Liens if prohibited by the terms of any Priority Debt Documents.

(b) The Company will be permitted to designate as WC Priority Debt hereunder any Debt that is incurred by any Grantor after the date of this Agreement in accordance with the terms of each Priority Debt Document (and, in the case of WC Priority Debt, that complies with the definition thereof). The Company may only effect such designation by delivering to each Priority Debt Representative a WC Priority Debt Designation. On or prior to the incurrence of such WC Priority Debt, the applicable WC Priority Debt Representative for such Series of WC Priority Obligations shall deliver an Intercreditor Agreement Joinder to each then existing Priority Debt Representative. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness or Liens if prohibited by the terms of any Priority Debt Documents.

(c) Notwithstanding the foregoing, (i) the incurrence of revolving credit obligations and term loans under commitments that have previously been designated as Priority Obligations, and (ii) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof under commitments that have previously been designated as Priority Obligations shall, in each case, automatically constitute Priority Obligations and shall not require compliance with the procedures set forth in Section 4.2(a) and Section 4.2(b).

(d) With respect to any Substitute Credit Document, or WC Priority Debt that is issued or incurred after the date hereof, each Grantor agrees to take such actions (if any) as necessary or as otherwise may from time to time reasonably be requested by the applicable Priority Debt Representative and enter into such technical amendments, modifications and/or supplements to the then existing Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by the applicable Priority Debt Representative (including as contemplated by clause (e) below), to ensure that such Series of Priority Obligations is secured by, and entitled to the benefits of, the relevant Security Documents, and each applicable Secured Party (by its acceptance of the benefits hereof and the execution of this Agreement) hereby agrees to, and authorizes each applicable Priority Debt Representative to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). Each Grantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.2(d) or Section 4.2(e), all such amounts shall be paid by, and shall be for the account of, the Grantors, on a joint and several basis.

(e) Without limitation of the foregoing, each Grantor agrees that, with respect to any real property Collateral subject to any Substitute Credit Document, or WC Priority Debt, each applicable Grantor shall enter into and deliver to each applicable Priority Debt Representative (i) a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage,” and each such property a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the applicable Priority Debt Representative, and each applicable Grantor is jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated, (ii) a date down endorsement or similar title product to each existing title insurance policy (or in the case of a new mortgage or deed of trust a new title insurance policy) each in a form and substance reasonably satisfactory to the applicable Priority Debt Representative, (iii) executed legal opinions as to the enforceability of each Mortgage or Modification (as applicable) in a form and substance reasonably satisfactory to the applicable Priority Debt Representative and (iv) such affidavits, certificates, flood documentation as shall be reasonably requested by the applicable Priority Debt Representative.

Section 4.3 Purchase Right.

(a) Without prejudice to the enforcement of any of the Secured Parties’ (other than the WC Secured Parties) rights or remedies under this Agreement, any other Priority Debt Documents, at law or in equity or otherwise, the Secured Parties agree that at any time following the first to occur of: (i) an acceleration of all the WC Priority Obligations in accordance with the terms of the WC Priority Debt Documents, (ii) the commencement of enforcement actions by a WC Secured Party, (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor or (iv) a payment default under any WC Priority Debt Document that has not been cured or waived within the time period provided therein, the Category IV Secured Parties will have the option to purchase, and the WC Secured Parties shall be obligated to sell on the date provided in the notice to WC Secured Parties of the exercise of such purchase option by the Category IV Secured Parties (the “Proposed Purchase Date”), the entire aggregate amount (but not less than the entirety) of outstanding WC Priority Obligations at the Purchase Price without warranty or representation or recourse except as provided in Section 4.3(d), on a pro rata basis among the WC Secured Parties, which option may be exercised by less than all of the Category IV Secured Parties so long as all the accepting Category IV Secured Parties shall when taken together purchase such entire aggregate amount as set forth above; provided that (A) the Proposed Purchase Date must be no later than ten (10) days after the date upon which any Category IV Secured Parties provides notice to the WC Secured Parties of its intent to exercise the purchase right contemplated hereby, and (B) if any Category IV Secured Parties fails to purchase the WC Secured Parties on the Proposed Purchase Date in accordance with the provisions of this Section 4.3, such Category IV Secured Parties and its Affiliates shall no longer have the right to exercise a purchase right under this Section 4.3.

(b) The “Purchase Price” will equal the sum of (1) the full amount of all WC Priority Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs) (which, for the avoidance of doubt, shall not include any acceleration prepayment penalties or premiums), and (2) all accrued and unpaid fees and expenses (including reasonable and documented outside attorneys’ fees and expenses) owed to the WC Priority Obligations under or pursuant to the WC Priority Debt Documents on the date of purchase, solely to the extent the Grantors are obligated to reimburse the WC Secured Parties therefor.

(c) If the Category IV Secured Parties (or any subset of them) exercise the purchase option pursuant to Section 4.3(a) above, it shall be exercised pursuant to documentation mutually acceptable to the Secured Parties and the Collateral Agent and the parties shall use commercially reasonable efforts to close promptly after such exercise.

(d) The purchase and sale of the WC Priority Obligations under this Section 4.3 will be without recourse and without representation or warranty of any kind by the WC Secured Parties, except that the WC Secured Parties shall severally and not jointly represent and warrant to the Category IV Secured Parties that on the date of such purchase, immediately before giving effect to the purchase: (i) the principal of and accrued and unpaid interest on the WC Priority Obligations, and the fees and expenses thereof owed to the respective WC Secured Party, are as stated in any assignment agreement prepared in connection with the purchase and sale of the WC Priority Obligations, and (ii) each WC Secured Party owns the WC Priority Obligations purported to be owned by it free and clear of any Liens granted by it.

(e) The Category IV Secured Parties exercising the purchase option pursuant to Section 4.3(a) above shall promptly notify the Collateral Agent in writing of such exercise with all relevant information thereto.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Amendments.

(a) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Intercreditor Agreement Joinder in accordance with the terms hereof) except pursuant to an agreement or agreements in writing entered into by each Priority Debt Representative and Secured Party (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company), and no Priority Debt Document or Security Document to which the Collateral Agent is a party, nor any provision thereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent (in accordance, if applicable, with the provisions of Section 5.17(a)) and each other party thereto.

(b) Notwithstanding the foregoing, without the consent (except to the extent a consent is otherwise required under any Priority Debt Document) of any Secured Party, the Priority Debt Representative under a Substitute Credit Document, or any WC Priority Debt Representative may become a party hereto by execution and delivery of an Intercreditor Agreement Joinder in accordance with Section 4.2 and upon such execution and delivery, such Priority Debt Representative, and WC Priority Debt Representative and the Secured Parties and Priority Obligations of the Series for which it is acting shall be subject to the terms hereof.

(c) Notwithstanding the foregoing, without the consent of any other Priority Debt Representative or Secured Party, the Controlling Collateral Agent (at the written direction of the Required Secured Parties) and the Company may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any WC Priority Obligations in compliance with the Priority Debt Documents.

(d) Notwithstanding anything contained in any Category IV Priority Debt Document, no amendment or waiver of any provision of any Category IV Priority Debt Document shall (i) release all or substantially all of the Category IV Collateral or (ii) release all or substantially all of the value of any guaranty without, in each case, the written consent of each of the Collateral Agent (at the written direction of the Required Secured Parties) and the Category IV Secured Parties.

Section 5.2 Successors and Assigns. Except in connection with a transaction permitted by the Priority Debt Documents, neither the Company nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Debt Representative and each present and future holder of Priority Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 5.3 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Priority Debt Documents or Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 5.4 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Company or any other Grantor:

c/o Procaps S.A.

Calle 80 No. 78B-201

Barranquilla, Colombia

Attention: Natalia Caballero/ Maria Alejandra Molina

Email: ncaballero@procaps.com.co; mamolina@procaps.com.co

Telephone: +(57) 605 371900

With a copy to:

Greenberg Traurig

333 S.E. 2nd Avenue

Suite 4400

Miami, FL 33131

Attention: Antonio Peña, Thomas Martin

Email: antonio.pena@gtlaw.com; thomas.martin@gtlaw.com

If to the Collateral Agent:

GLAS Americas LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention:. TMGUS/Procaps S.A.

Email: tmgus@glas.agency; clientservices.usadcm@glas.agency

If to the Notes Secured Parties:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

Two Prudential Plaza

180 N. Stetson Ave., Suite 5600

Chicago, IL 60601

Attention: Managing Director, PRICOA

cc: Vice President and Corporate Counsel

Email: michael.gurovitsch@pgim.com; cpw@prudential.com

and

Cigna Health and Life Insurance Company

c/o Cigna Investments, Inc.

Wilde Building, A5PRI

900 Cottage Grove Rd

Bloomfield, Connecticut 06002

Attention: Fixed Income Securities

Email:robert.tanner@cignahealthcare.com;Anthony.Dipaulo@Cignahealthcare.com; CIMFixedIncomeSecurities@Cigna.com

With a copy to:

Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

United States

Attention: Paul Keenan; Kevin Whittam

Email: paul.keenan@bakermckenzie.com; kevin.whittam@bakermckenzie.com and if to any other Priority Debt Representative, to such address as it may specify by written notice to the parties named above in the applicable Intercreditor Agreement Joinder.

Any of the foregoing parties may specify a different or an additional address to which notices should be sent under this Agreement by sending other parties written notice of the new or additional address in the manner provided in this Section.

All notices and communications will be transmitted by electronic mail, or by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant electronic mail address, or address set forth above or, as to holders of Priority Obligations, its contact information shown on the register kept by the office or agency where the relevant Priority Obligations may be presented for registration of transfer or for exchange. Failure to transmit a notice or communication to a holder of Priority Obligations or any defect in it will not affect its sufficiency with respect to other holders of Priority Obligations.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

All notices and communications directed to the Collateral Agent shall be in English language. The Grantors agree to, promptly upon its request, deliver to the Collateral Agent certified and apostilled translations of any Priority Debt Documents, Security Documents, or other certificates, reports, notices, documents and communications entered into or delivered in relation herewith or therewith that are not in English language.

Section 5.5 Notice Following Discharge of Priority Obligations. Promptly following the Discharge of Priority Obligations with respect to one or more Series of Priority Obligations, each Priority Debt Representative with respect to each applicable Series of Priority Obligations that is so discharged will provide written notice of such discharge to each other Priority Debt Representative.

Section 5.6 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertakings set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 5.7 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.8 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 5.9 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Priority Obligations and are secured by all Liens granted by the Security Documents.

Section 5.10 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

Section 5.11 Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits for themselves and their property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any shall affect any right that any party hereto or Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 5.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.14 Additional Grantors. The Parent will cause each Subsidiary of the Parent that hereafter grants any Lien or security interest pursuant to any Security Document to secure any Series of Priority Obligations or is required by any Priority Debt Document to become a party to this Agreement, to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Priority Debt Representatives an Intercreditor Agreement Joinder (which, in relation to each Spanish Grantor (as defined in Section 7.1(a)), shall be raised to the status of a Spanish Public Document), whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

Section 5.15 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Priority Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Secured Party or Priority Debt Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 5.16 Rights and Immunities of Priority Debt Representatives. Each Priority Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the Priority Debt Documents, Substitute Credit Documents, and/or WC Priority Debt Documents, in each case as if specifically set forth herein. In no event will any Priority Debt Representative be liable for any act or omission on the part of the Grantors or any other Priority Debt Representative hereunder.

Section 5.17 Modification of Security Documents.

(a) No Priority Debt Representative will enter into any amendment, supplement or waiver of any Security Document unless it has received (i) an Officer’s Certificate certifying that such amendment, supplement or waiver will not result in a breach of any provision or covenant contained in any of the Priority Debt Documents and (ii) the written consent of the Required Secured Parties.

(b) For the avoidance of doubt, an Intercreditor Agreement Joinder (and any amendments or supplements to the Security Documents required in connection with such Intercreditor Agreement Joinder) entered into in accordance with the terms hereof shall not constitute an amendment, supplement or waiver for purposes of this Section 5.17.

Section 5.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.1, Section 2.4, Section 2.7, Section 4.1 or Section 4.2(d) and (e)) is intended to or will amend, waive or otherwise modify the provisions of the Priority Debt Documents or any Substitute Credit Documents, or WC Priority Debt Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Section 2.4, Section 2.7 or Section 4.1). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Priority Obligations as and when the same shall become due and payable in accordance with their terms.

Section 5.19 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Priority Debt Representative represents and warrants that this Agreement is binding upon the Secured Parties.

Section 5.20 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Priority Debt Documents, the provisions of this Agreement shall control.

Section 5.21 Further Assurances. Each Priority Debt Representative, on behalf of itself and each applicable Secured Party under the applicable Series of Priority Obligations, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 5.22 Priority Debt Representative. It is understood and agreed that each WC Priority Debt Representative is entering into this Agreement in its capacity as noteholder, administrative agent, collateral agent, trustee (as applicable) or any other similar Person under the applicable Priority Debt Documents and the provisions of the applicable Priority Debt Documents applicable to it as noteholder, agent, trustee or similar Person thereunder shall also apply to it as Priority Debt Representative hereunder.

Section 5.23 Transaction Expenses and Indemnity.

(a) The Company shall pay to the Collateral Agent the fees set forth in the Collateral Agent Fee Letter in the amounts and at the times specified in the Collateral Agent Fee Letter.

(b) Whether or not the transactions contemplated under this Agreement, the Security Documents and the Priority Debt Documents, the Grantors will pay, or cause to be paid, and hold the Collateral Agent (or any sub-agents) and its officers, directors, employees, representatives and agents harmless against, all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Collateral Agent (or any sub-agents), local or other counsel) incurred by the Collateral Agent (or any sub-agents), in connection with this Agreement, the Security Documents and the Priority Debt Documents and the transactions contemplated thereunder, and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Security Documents and the Priority Debt Documents (whether or not such amendment, waiver or consent becomes effective), including: (a) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, the Security Documents or the Priority Debt Documents, the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Security Documents and the Priority Debt Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Security Documents and the Priority Debt Documents, or by reason of being the Collateral Agent (or any sub-agents), or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Security Documents or the Priority Debt Documents, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or willful misconduct as determined by a final non-appealable decision of a court of competent jurisdiction, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency, judicial or extrajudicial recovery or bankruptcy of any Grantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, the Security Documents and the Priority Debt Documents.

(c) To the extent that the Grantors for any reason fails to indefeasibly pay any amount required under this Section 5.23 to be paid by it to the Collateral Agent (or any sub-agent), or any officers, directors, employees, representatives and agents of the Collateral Agent, each Category IV Secured Party severally agrees to pay to the Collateral Agent (or any sub-agent), such Category IV Secured Party’s pro rata share of such unpaid amount; provided that such reimbursement by the Category IV Secured Parties shall not affect the Grantors’ continuing reimbursement obligations with respect thereto, if any.

(d) When the Collateral Agent incurs expenses or renders services in connection with any Priority Debt Default, the expenses (including the reasonable compensation of, duly documented expenses of and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state or non-U.S. bankruptcy, insolvency or other similar law.

(e) The provisions of this Section shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Agent.

GLAS AMERICAS LLC APPOINTMENT

Section 6.1 Appointment and Authority.

Each of the Category IV Secured Parties hereby irrevocably appoints GLAS Americas LLC as Collateral Agent and authorizes the Collateral Agent, in each case, to the fullest extent required under applicable laws, to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or under any other Category IV Security Document or Category IV Priority Debt Document (in each case, at the written direction of the Category IV Required Secured Parties) together with such powers and discretion as are reasonably incidental thereto, including performing any and all of its duties and exercise its rights and powers hereunder or under any other Category IV Security Document or Category IV Priority Debt Document, by or through any one or more sub-agents appointed by the Collateral Agent. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Agreement and any applicable Category IV Priority Debt Documents for purposes of performing any and all of the Collateral Agent’s duties and exercise its rights and powers hereunder or under any other Category IV Security Document or Category IV Priority Debt Document, including holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Category IV Security Documents, or for exercising any other rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article VI and the equivalent provision of any Category IV Priority Debt Document (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee,” as applicable, named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Category IV Secured Parties, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Collateral Agent to facilitate and effect actions taken or intended to be taken by the Collateral Agent pursuant to this Article VI, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Collateral Agent for such purposes.

Section 6.2 Rights as a Secured Party. The Person serving as the Collateral Agent shall have the same rights and powers in its capacity as a Category IV Secured Party under any Series of Category IV Priority Obligations that it holds as any other Category IV Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Notes Secured Party”, “Notes Secured Parties”, “Club Secured Party”, “Club Secured Parties”, “BTG Cayman Secured Party”, “BTG Cayman Secured Parties”, “BTG Colombia Secured Party”, “BTG Colombia Secured Parties”, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Category IV Secured Party.

Section 6.3 Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Priority Debt Default or Non-Controlling Collateral Agent Enforcement Event has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or under any Category IV Security Document or Category IV Priority Debt Document, in each case as directed in writing by the Category IV Required Secured Parties (it being understood that any Category IV Security Document, Category IV Priority Debt Document, or any other document requiring or permitting the Collateral Agent to act under the direction or instructions of the “Required Holders,” the “Required Lenders,” the “Acreedores Requeridos,” or similar terms, or any other majority or group of noteholders, lenders or creditors shall be deemed to require the direction or instructions of the Category IV Required Secured Parties) and the Collateral Agent shall be entitled to request written directions, instructions, or clarification from the Category IV Required Secured Parties; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Agreement or applicable law, including any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. Any reference in a Category IV Security Document or Category IV Priority Debt Document to the Collateral Agent to an item or a person being acceptable to, satisfactory to, to the satisfaction or approved by or specified by the Collateral Agent, or the Collateral Agent exercising its discretion to permit or waive any action, are to be construed, unless otherwise specified, as references to that Collateral Agent taking such action or refraining from acting on the instructions of the Category IV Required Secured Parties. Where the Collateral Agent is obliged to consult with any Grantor under the terms of any Category IV Security Document or Category IV Priority Debt Document, unless otherwise specified, the Category IV Required Secured Parties must instruct the Collateral Agent to consult with such Grantor in accordance with the terms of the relevant Category IV Security Document or Category IV Priority Debt Document and the Collateral Agent must carry out that consultation in accordance with the instructions it receives from the Category IV Required Secured Parties. The Collateral Agent should be under no obligation to determine the reasonableness of such circumstances or whether in giving such instructions the Category IV Required Secured Parties (as applicable) are acting in a reasonable manner;

(c) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any error of judgment, any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable decision of a court of competent jurisdiction) or (ii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent may, unless other evidence be herein specifically prescribed, in the absence of bad faith on its part, conclusively rely upon instructions from the Category IV Required Secured Parties. The Collateral Agent shall be deemed not to have knowledge of any Priority Debt Default under any Series of Category IV Priority Obligations or Non-Controlling Collateral Agent Enforcement Event unless and until notice describing such Priority Debt Default or Non-Controlling Collateral Agent Enforcement Event and referencing the applicable agreement is given to the Collateral Agent;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Category IV Security Document or Category IV Priority Debt Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, Priority Debt Default or Non-Controlling Collateral Agent Enforcement Event, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Category IV Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Category IV Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Category IV Priority Obligations, or (vi) the satisfaction of any condition set forth in any Category IV Priority Debt Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(f) need not segregate money held hereunder from other funds except to the extent required by applicable law; the Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing;

(g) shall have no responsibility for the preparation, filing or recording of any instrument or document that may be required in connection with the creation, maintenance or operation of any Liens on the Category IV Collateral or under any Category IV Security Document or Category IV Priority Debt Document, and shall not be responsible in any manner for the validity, enforceability or sufficiency of any such document, this Agreement or any Category IV Security Document or Category IV Priority Debt Document, or for the value or collectability of any Category IV Priority Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Category IV Security Documents (and shall be entitled to assume, its suitability, adequacy, lack of expiration and fitness), and shall not be bound to investigate, examine or inquire into or be liable for any defect or failure in the right or title of the Collateral Agent to all or any of the Category IV Collateral, whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not;

(h) shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Category IV Security Documents or the Category IV Priority Debt Documents or any other document related hereto or thereto, and shall have no duty to monitor the value or rating of any Category IV Collateral;

(i) in no event shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services;

(j) in no event shall be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercise of any of its rights or powers if the Collateral Agent has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, in its sole discretion; and

(l) in no event shall be responsible or liable for any actions taken or omitted to be taken by any Controlling Collateral Agent that is not the Collateral Agent (whether or not the applicable Non-Controlling Collateral Agent Enforcement Event ceases to occur or be continuing for any reason), or any other Person (including any other Priority Debt Representative) with respect to any Collateral (including any Shared Collateral) that is not the Category IV Collateral (or Proceeds thereof) or under any Priority Debt Document that is not a Category IV Priority Debt Documents or Security Document that is not a Category IV Security Document.

Section 6.4 Resignation of Collateral Agent. Subject to the appointment of a successor as set forth herein, the Collateral Agent may resign as Collateral Agent upon thirty (30) days’ notice to the Category IV Secured Parties and the Grantors. If the Collateral Agent shall resign as Collateral Agent under this Agreement and the other Category IV Security Documents and Category IV Priority Debt Documents, then the Category IV Required Secured Parties shall appoint a successor agent for the Category IV Secured Parties. Upon the successful appointment of a successor agent, such successor agent shall succeed to all the rights, powers and duties of the Collateral Agent and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers and duties as the Collateral Agent shall be terminated without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. After any retiring Collateral Agent’s resignation or removal as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was then Collateral Agent under this Agreement and the Category IV Security Documents and Category IV Priority Debt Documents.

LOCAL LAW PROVISIONS

Section 7.1 Spanish Provisions.

(a)	Definitions. In this Section 7.1, the following terms will have the following meanings:

(i)	“Spain” means the Kingdom of Spain.

(ii)	“Spanish Civil Code” means the Royal Decree of 24 July 1889 publishing the Civil Code (Real Decreto de 24 de julio de 1889 por el que se publica el Código Civil), as amended or substituted from time to time.

(iii)	“Spanish Civil Procedure Act” means the Act 1/2020, of 7 January, on Civil Procedure (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), as amended or substituted from time to time.

(iv)	“Spanish Commercial Code” means the Royal Decree of 22 August 1885 publishing the Commercial Code (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended or substituted from time to time.

(v)	“Spanish Grantor” means a Grantor that is incorporated under the laws of Spain.

(vi)	“Spanish Public Document” means, a documento público, being an escritura pública, póliza or efecto intervenido por fedatario público.

(b) Spanish Interpretation Provisions. In this Agreement, where it relates to a Person incorporated under the laws of Spain, any reference to (a) an “attachment” includes, without limitation, an embargo preventivo and an embargo ejecutivo; (b) a “composition, compromise, assignment or arrangement with any creditor” includes, without limitation, the celebration of a convenio in the context of an insolvency proceeding or a restructuring plan (plan de reestructuración) according to articles 614 et seq. of the Spanish Insolvency Act; (c) “guarantee or guaranty” includes, without limitation, any guaranty (fianza), surety (aval) and first demand guarantee (garantía a primer requerimiento); (d) “insolvency” (concurso or any other equivalent legal proceeding) and any step or proceeding related to it has the meaning attributed to them under the Spanish Insolvency Act and “insolvency proceeding” includes, without limitation, a declaración de concurso, necessary or voluntary (necesario o voluntario) and any notice to a competent court pursuant to articles 585 or 643 (comunicación de apertura de negociaciones o solicitud de homologación de un plan de reestructuración) of the Spanish Insolvency Act and its solicitud de inicio de procedimiento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción judicial o extrajudicial); (e) “person being unable to pay its debts” includes that person being in a state of insolvencia or concurso according to the Spanish Insolvency Act; (f) “receiver, administrator” or the like includes, without limitation, administración del concurso, administrador concursal, liquidador, experto en la reestructuración or any other person performing the same function includes an administrador judicial or any other person appointed as a result of any proceedings described in paragraphs (d) and (j); (g) “security interest or security” includes, without limitation, any mortgage (hipoteca mobiliaria o inmobiliaria), pledge (prenda con o sin desplazamiento posesorio), garantía financiera and, in general, any right in rem (garantía real) governed by Spanish law, created for the purpose of granting security; (h) “set-off“ includes the right to compensar under the Spanish Civil Code; (i) “control” has the meaning stated under article 42 of the Spanish Commercial Code; and (j) “winding-up, administration or dissolution” includes, without limitation, disolución, liquidación, or administración concursal or any other similar proceedings or situation under the Spanish corporate, commercial, insolvency and civil law regulation.

(c)	Spanish Public Documents. Without prejudice to the foregoing provisions of this Agreement:

(i)	Each Spanish Grantor, the Company and the Parent undertake to raise (at its own cost) this Agreement to the status of a Spanish Public Document within 30 days (or such longer period as the Collateral Agent may agree at its sole discretion) from the Collateral Agent's request. Any amendments of the aforementioned documents shall be also raised to the status of a Spanish Public Document. Any notarial fees and any other costs, expenses and taxes in connection with any Spanish Public Document executed or granted in connection with this Agreement (including any such costs of release of any copies of such Spanish Public Document) shall be at the sole cost of the Grantors.

(ii)	Each Spanish Public Document shall (i) have the effects established under articles 517 et seq. of the Spanish Civil Procedure Act and (ii) if necessary, for the purposes of articles 571 et seq. of the Spanish Civil Procedure Act, include an authorization in favor of the Collateral Agent and any Category IV Secured Party to determine the amounts due and payable under the Category IV Priority Debt Documents that may be claimable in any executive proceeding.

(iii)	Each party hereto hereby expressly authorizes the Collateral Agent (and any Category IV Secured Party) to request and obtain from the Spanish notary public before whom any Category IV Priority Debt Document has been formalized, any further copy (copia autorizada con o sin carácter ejecutivo) of such Category IV Priority Debt Document notarized.

(iv)	For the purposes of enforcing the provisions of, or foreclosing under, this Agreement and/or any Category IV Security Document pursuant to Spanish law, the Collateral Agent, in its capacity as such (and on behalf of the Category IV Secured Parties), shall open and maintain a special ledger account (cuenta interna) in its books with respect to the Grantors, from which all interest, fees, expenses, default interest, additional costs and any other amounts that the Grantors owe to the Category IV Secured Parties under the Category IV Priority Debt Documents will be debited and into which all amounts received by or on account of the Category IV Secured Parties from the Grantors under the Category IV Priority Debt Documents will be credited, so that the balance of the ledger account represents the amount owed from time to time by the Grantors to the Category IV Secured Parties.

(v)	In addition to the account referred to in paragraph (c)(iv) above, each Category IV Secured Party shall open and maintain a special ledger account (cuenta interna) in its records equivalent to that referred to in paragraph (c)(iv) above, into which the interest, fees, expenses, default interest, additional costs and any other amounts that the Grantors owe to that Category IV Secured Party under the Category IV Priority Debt Documents will be debited and into which all amounts received by that Category IV Secured Party from the Grantors under the Category IV Priority Debt Documents shall be credited, so that the sum of the balance of the ledger account represents the amount owed from time to time by the Grantors to that Category IV Secured Party. In the event of assignment or transfer as provided in Section 5.2, the assignor will totally or partially cancel the referenced accounts, with corresponding accounts to be opened by the assignee.

(vi)	Any failure to keep the ledger accounts referred to in paragraphs (c)(iv) and (v) above or any error in doing so will not, however, limit or otherwise affect the obligation of the Grantors to pay any amount owed pursuant to the Category IV Priority Debt Documents. In the event of any discrepancy between the accounts and records maintained by any Category IV Secured Party and the accounts and records of the Collateral Agent corresponding to such matters, the Collateral Agent's accounts and records will take precedence in the absence of manifest error.

(vii)	For the purpose of articles 571 et seq. of the Spanish Civil Procedure Act (i) the amount due and payable under the Category IV Priority Debt Documents that may be claimed in any executive proceedings will be contained in a certificate supplied by the Collateral Agent or a Category IV Secured Party and will be based on the accounts maintained by the Collateral Agent or that Category IV Secured Party in connection with the Category IV Priority Debt Documents; (ii) the parties hereto expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of such law; (iii) the determination of the debt to be claimed though the executive proceeding shall be effected by the Collateral Agent (or the relevant Category IV Secured Party, as the case may be) by means of the appropriate certificate evidencing the balance shown in the account or accounts maintained by the Collateral Agent or that Category IV Secured Party in connection with the Category IV Priority Debt Documents with respect to the Grantors; and the Collateral Agent (or the relevant Category IV Priority Debt Documents, as the case may be) may have the certificate notarized.

(viii)	The Collateral Agent (or the relevant Category IV Secured Party, as the case may be) may start executive proceedings by presenting to any relevant court (i) an original notarial copy of this Agreement and/or as required by law, the relevant Category IV Priority Debt Document; and (ii) a notarial document (acta notarial) incorporating the certificate of the Collateral Agent or a Category IV Secured Party referred to in paragraph (c)(vii) above, evidencing that the determination of the amounts due and payable by the Grantors have been calculated as agreed in this Agreement and that such amounts coincide with the balance shown in the account or accounts of the accounts maintained by the Collateral Agent or that Category IV Secured Party in connection with the Category IV Priority Debt Documents with respect to the Grantors.

(d)	Spanish Appointment Language.

(i)	Each Category IV Secured Party hereby, with respect to any Category IV Security Document which is expressed to be governed by Spanish law, irrevocably appoints and authorizes the Collateral Agent (even if it involves acting with multiple parties (multirepresentación), self-contracting (autocontratación) or a conflict of interest) to act as agent on its behalf through a duly appointed representative on the terms and subject to the conditions of this Agreement, under and in connection with any Lien purported to be created by the Spanish law Category IV Security Documents and authorizes the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with the Spanish law Category IV Security Documents together with any other incidental rights, powers, duties, obligations, responsibilities, authorities and discretions.

(ii)	In particular, the following additional powers are hereby granted to the Collateral Agent by each Category IV Secured Party so that the Collateral Agent, acting through a duly appointed representative (at the written direction of the Category IV Required Secured Parties), may perform, in the name and on behalf of each Category IV Secured Party the following faculties (i) to negotiate, execute and deliver any public or private document in order to formalize, accept, amend, extend, assign, cancel and/or raise to public status in Spain this Agreement and any Category IV Priority Debt Document, (ii) to accept, execute and deliver the creation, amendment, extension, assignment, cancellation or ratification of any Lien to be granted in favor of the Category IV Secured Parties over any and all Collateral, (iii) to accept, amend, ratify or accept the revocation of any irrevocable powers of attorney granted in favor of the Category IV Secured Parties, as well as exercise the actions referred to therein, (iv) to request the registration and file for registrations any of the documents referred to in this Agreement, (v) to make as many statements as necessary or convenient as well as to grant, formalize, execute, and/or sign any public or private documents necessary or convenient in order to comply with the provisions of the Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales y de la financiación del terrorismo and the Real Decreto 304/2014, de 5 de mayo, por el que se aprueba el Reglamento de la Ley 10/2010, de 28 de abril, de prevención del blanqueo de capitales y de la financiación del terrorismo, (vi) to obtain copies (of any kind (enforceable or non-enforceable, including second and subsequent copies)) of any public or private documents granted in the exercise of any of the faculties granted herein, (vii) to ratify any public or private document executed by an appointed representative or verbal attorney (mandatario verbal) in the name or on behalf of the Category IV Secured Parties, (viii) to represent the Category IV Secured Parties in any auction of any Collateral and to grant, in their name and on their behalf, all public or private documents as may be necessary in relation to the enforcement of the Spanish law Category IV Security Documents, (ix) to dispose or formalize the disposal of any asset charged under the relevant Spanish law Category IV Security Documents in favor of the acquirer(s) becoming the owner(s) thereof as a result of the auction or as a result of any of the enforcement proceedings foreseen in the relevant Spanish law Category IV Security Documents, (x) to take any enforcement action as foreseen in the Spanish law Category IV Security Documents and/or (xi) to carry out whatsoever connected or complementary acts which may be necessary or convenient for the complete fulfilment of the faculties conferred herein. This includes the faculty to grant, formalize, execute, and/or sign public or private documents of formalization, acknowledgement, ratification, increase, extension, confirmation, modification and/or amendment of any public or private documents referred to in this Section 6.1(c).

(iii)	To the extent any Category IV Secured Party is unable to grant such powers referred to in this Section 7.1(d) or in any other provision of this Agreement to the Collateral Agent, each Category IV Secured Party irrevocably undertakes before the Collateral Agent and the other Category IV Secured Parties to appear and execute with the Collateral Agent to enable the Collateral Agent to exercise any right, power, authority or discretion vested in it as Collateral Agent pursuant to this Agreement and to execute any document or instrument including any Spanish Public Document.

(iv)	Upon enforcement in Spain of any Lien created by the Spanish law Category IV Security Documents, the Category IV Secured Parties, at the cost of the Grantors, undertake to (i) grant a power of attorney in favor of the Collateral Agent for any action to be carried out in Spain under the instructions received in accordance with this Agreement and, in the case of a Category IV Secured Party that cannot grant such power of attorney, to appear before a Spanish notary public or in any proceeding in Spain as provided for in (ii) and (ii) take any action or appear in any proceeding in Spain, as may be required by the Collateral Agent to enforce the Spanish law Category IV Security Documents and, to such effect, follow the instructions received from it.

Section 7.2 Malta Provisions. Without prejudice to the foregoing provisions of this Agreement, for purposes of Maltese law, the Collateral Agent is deemed to act as security trustee for the benefit of the Secured Parties and hold all Maltese security received by it in such capacity in accordance with Article 2095E of the Civil Code, Chapter 16 of the laws of Malta.

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IN WITNESS WHEREOF, the parties hereto have caused this Pari Passu Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first written above.

PROCAPS S.A., as the Company and a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

PROCAPS GROUP, S.A., as Parent and a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

C.I. PROCAPS S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

DIABETRICS HEALTHCARE S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

PHARMAYECT S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

PROCAPS, S.A. DE C.V., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Special Manager

BIOKEMICAL, S.A. DE C.V., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Special Manager

[Signature Page to Intercreditor Agreement]

COLBRAS INDÚSTRIA E COMÉRCIO LTDA., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Attorney-in-Fact

By:	/s/ Melissa Andreia Silva Angelini
Name:	Melissa Andreia Silva Angelini
Title:	Attorney-in-Fact

Witnesses:

1.	/s/ Natalia Caballero
Name:	Natalia Caballero
Id:	C.C. 53.145.522

2.	/s/ Maria Alejandra Molina
Name:	Maria Alejandra Molina
Id:	C.E. 723.124

SOFGEN PHARMACEUTICALS LLC, as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

CRYNSSEN PHARMA GROUP LTD, as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

FUNTRITION SAS, as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

[Signature Page to Intercreditor Agreement]

RYMCO MEDICAL S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

PHARMARKETING, S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Treasurer and Authorized Signatory

UNIMED DEL PERÚ S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

CRYNSSEN PHARMA S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

FUNTRITION LLC, as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

SOFGEN PHARMA LLC, as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

[Signature Page to Intercreditor Agreement]

INDUSTRIAS KADIMA S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Authorized Signatory

INVERSIONES JADES S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

INVERSIONES GANEDEN S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

INVERSIONES HENIA S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

INVERSIONES CRYNSEEN S.A.S., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

COLOMBIANA DE SUMINISTROS MÉDICOS HOSPITALARIOS LIMITADA - COLMED LTDA. (a.k.a. Colmed Ltda.), as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

ALLOPHANE HOLDINGS, S.L., as a Grantor

By:	/s/ Gonzalo Egas Bobo Mayor
Name:	Gonzalo Egas Bobo Mayor
Title:	Representative of the Sole Director, Ibertax Servicios Integrales, S.L.

[Signature Page to Intercreditor Agreement]

UNIMED FARMACEUTICA HOLDING S.L., as a Grantor

By:	/s/ Gonzalo Egas Bobo Mayor
Name:	Gonzalo Egas Bobo Mayor
Title:	Representative of the Sole Director, Ibertax Servicios Integrales, S.L.

CDI S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Director and Authorized Signatory

PHARMARKETING COSTA RICA S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Treasurer and Authorized Signatory

PHARMARKETING DOMINICANA, S.R.L., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Authorized Signatory

RODDOME PHARMACEUTICAL S.A., as a Grantor

By:	/s/ Mario Alberto Lopez León
Name:	Mario Alberto Lopez León
Title:	Director and Authorized Signatory

[Signature Page to Intercreditor Agreement]

COLLATERAL AGENT

GLAS AMERICAS LLC

By:	/s/ Robert S. Peschler
Name:	Robert S. Peschler
Title:	Vice President

[Signature Page to Intercreditor Agreement]

SECURED PARTIES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:	/s/ Michael Gurovitsch
Name:	Michael Gurovitsch
Title:	Vice President

FORTITUDE LIFE INSURANCE & ANNUITY COMPANY, F/K/A PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: The Prudential Insurance Company of America, as administrator

By: PGIM, Inc.

By:	/s/ Michael Gurovitsch
Name:	Michael Gurovitsch
Title:	Vice President

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By: Cigna Investments, Inc. (as authorized agent)

By:	/s/ Leonard Mazlish
Name:	Leonard Mazlish
Title:	Senior Managing Director

[Signature Page to Intercreditor Agreement]

BANCOLOMBIA S.A.

By:	/s/ Felipe Paredes Conto
Name:	Felipe Paredes Conto
Title:	Regional Manager

BANCO DAVIVIENDA S.A.

By:	/s/ Rodrigo Arango Echeverri
Name:	Rodrigo Arango Echeverri
Title:	Vicepresidente Comercial Banca Corporativa

BANCO BTG PACTUAL S.A. – CAYMAN BRANCH

By:	/s/ Rafael Rocha Ribas
Name:	Rafael Rocha Ribas
Title:	Procurador

By:	/s/ Ana Alice Antunes Haddad
Name:	Ana Alice Antunes Haddad
Title:	Procuradora

BANCO BTG PACTUAL COLOMBIA S.A.

By:	/s/ Mabel Constanza Moreno Ochoa
Name:	Mabel Constanza Moreno Ochoa
Title:	Legal Representative

[Signature Page to Intercreditor Agreement]